FOR IMMEDIATE RELEASE

NUZEE (d/b/a/ COFFEE BLENDERS®) SIGNS JOINT VENTURE AGREEMENT WITH
INDUSTRIAS MARINO, S.A. de C.V.

Vista, CA – January 15, 2020 - NuZee, Inc. (OTCQB: NUZE) (“NuZee” or “the Company”) announced today that it has entered into a 50/50 joint venture agreement with Industrias Marino, S.A. de C.V. (“El Marino”) under which the companies will collaborate to integrate NuZee’s single serve pour over coffee pouches into El Marino’s brand portfolio and introduce the delivery system to El Marino’s customer base.  The agreement is for a period of one year and renews automatically unless terminated by either party.

El Marino, based in Mazatlan, Mexico, is a leading manufacturer and marketer of coffee, tea and related products with dozens of related brands that are sold across Mexico.

“This agreement with El Marino allows NuZee to expand our geographic footprint beyond the United States and Asia to Mexico, Central America and South America,” said Masa Higsahida, Chief Executive Officer of NuZee. “At the same time, El Marino will have the opportunity to expand its market presence by selling its well-known brands of coffee in NuZee’s unique single serve, pour over format.”

“We believe this agreement with NuZee will provide promising prospects for new retail growth and expansion,” said Arturo Lizarraga Mercado, Director General of El Marino. “Coffee Blenders’ single serve pour over coffee offers a unique new way for our customers to enjoy coffee and tea in their homes, at work or on the go without a brewer.”

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee producer and co-packer. We own sophisticated packing equipment developed in Asia for pour over coffee production and we believe our long-standing experience with this equipment and associated pour over filters, and our relationships with their manufacturers provide us with an advantage over our North American competitors.  We co-pack single-serve pour-over coffee products for dozens of customers in the U.S. market and also co-pack for the Korean market. Our California facility is SQF level 2 certified and is also certified Fair Trade, Organic, Kosher, and Halal.

Forward Looking Statements

Any statements that are not historical facts contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance.NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These forward-statements involve known and unknown risks, uncertainties and other factors which may be beyond our control, and which may cause our actual results, performance orachievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  We have based these forward-looking statements upon information available to management as of the date of this release and management's expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to , including our ability to successfully integrate our pour over coffee pouches into El Marino’s brand portfolio , the acceptance of our products by El Marino’s customer base and our ability to work cooperatively with El Marino in the management of the joint venture,  and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

CONTACTS:

NuZee: Investor Relations:

Shanoop KothariDevin Sullivan

SVP and Chief Financial OfficerSenior Vice President

(713) 530-7688The Equity Group Inc.

shanoop@coffeeblenders.com(212) 836-9608

dsullivan@equityny.com

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